SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 24, 2002

U.S. WIRELESS DATA, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-22848
(Commission File Number)

84-1178691
(I.R.S. Employer Identification No.)

750 Lexington Avenue
New York, New York 10022
(Address of principal executive
offices including zip code)

(212) 750-7766
     (Registrant's telephone number,
including area code)

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

Resignation of Director

At the October 24, 2002 meeting of the Board of Directors, the resignation of Lee Provow was accepted. At this time, the Board has decided not to seek a replacement for the vacancy created from the resignation. Mr. Provow cited the rationale for his resignation was due to his other business commitments, including his recent appointment as Chairman and Chief Executive Officer of another public company. The Company acknowledges its gratitude for his service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                 U.S. WIRELESS DATA, INC.
                                                                                 (Registrant)

Dated         October 28, 2002                                   By: /s/ Dean M. Leavitt
                                                                                  Name: Dean M. Leavitt
                                                                                  Title: Chairman & Chief Executive Officer